SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2005

First Mutual Bancshares, Inc.

(exact name of registrant as specified it its charter)

Washington	000-28261	91-2005970
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

400 -108th AVENUE N.E.

BELLEVUE, WASHINGTON 98004

(425) 455-7300

(Address of principal executive offices, including zip code, and telephone number, Including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 204.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Approval of Stock Option and Incentive Plan

The Company's shareholders approved the adoption of the First Mutual Bancshares, Inc. 2005 Stock Option and Incentive Plan (the "Plan") at the Company's Annual Meeting of Shareholders held on April 28, 2005. The Plan provides for and establishes the grant of stock options, stock appreciation rights and restricted stock to directors of the Company who are not full-time employees of the Company. The Plan also provides for the grant of stock options, stock appreciation rights and restricted stock to key full-time employees of the Company as designated by the Compensation and Stock Option Committee. The provisions of the Plan applicable to employees provide for the issuance of up to 600,000 shares (subject to adjustment) of the common stock of the Company to employees. The provisions of the Plan applicable to directors provide for the issuance of up to 122,392 shares (subject to adjustment) of the common stock of the Company to directors who are not employees. The term of an option granted under the Plan cannot exceed ten years and no new options may be granted after January 2015. The exercise price per share of common stock for options granted under the Plan cannot be less than fair market value if the option is an incentive stock option and not less than 110% of fair market value if the participant owns more than 10% of the total stock of the Company.

Under the Plan, all non-employee directors receive an option to acquire 2,000 shares of Company common stock for every year of service at a price equal to the fair market value of the shares at the time of the grant of the option. Each such option is exercisable 50% upon completion of one full year of service after the grant of the option and the balance of that option at the end of the second year of service.

A description of the terms of the Plan can be found in the registrant's Proxy Statement for the 2005 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on March 17, 2005.

A copy of the Plan is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Increase in Compensation of Board of Directors

The Board of Directors at the January and February board meetings approved an increase in the compensation for directors, effective January 1, 2005, as follows:

  Annual compensation of the Chairman was increased from $36,000 to $43,200.
  Annual Board retainer, not related to meeting attendance was increased from $10,000 to $12,000.
  Board meeting attendance payment was increased from $600 to $800 per meeting.
  Annual Committee Chair retainer, not related to meeting attendance, was set at $4000 for the Audit Committee and $2000 for the Compensation and Stock Option Committee, Investment Committee, Nominations and Corporate Governance Committee and Long Range Planning Committee Chairs.
  Audit Committee attendance payment was increased from $400 to $500 per meeting.
  Compensation and Stock Option Committee, Investment Committee, Nominations and Corporate Governance Committee and Long Range Planning Committee attendance payment was increased from $300 to $400 per meeting.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits.

Exhibit Description

99.1 First Mutual Bancshares, Inc. 2005 Stock Option and Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST MUTUAL BANCSHARES, INC.
Dated May 20, 2005
By: /s/ John R. Valaas
Its: President and CEO

Exhibit Index:
Exhibit Number	Description

99.1	First Mutual Bancshares, Inc. 2005 Stock Option and Incentive Plan.